Exhibit 10.9

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”), dated as of December 21, 2004 (the “Effective Date”), by and between RCN Corporation, a Delaware corporation (the “Company”), and Peter D. Aquino (the “Executive”).

WHEREAS, the Executive represents that he possesses skills, experience and knowledge that are of value to the Company; and

WHEREAS, the Company desires to enlist the services and employment of the Executive on behalf of the Company and the Executive is willing to render such services on the terms and conditions set forth herein; and

WHEREAS, the Company and the Executive have previously entered into a Consulting Agreement, dated as of August 19, 2004 (the “Consulting Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1. Employment Term. Subject to the provisions of Section 6 of this Agreement, the Company hereby agrees to employ the Executive hereunder, and the Executive hereby agrees to be employed by the Company hereunder, in each case subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the third anniversary thereof (such period, as it may be extended in accordance with the terms of the following sentence, the “Employment Term”). Unless the Company or the Executive has theretofore provided notice in writing to the other party of its intention not to extend the Employment Term (a “Non-Renewal Notice”) no later than 30 days before the third anniversary of the Effective Date and on each succeeding anniversary thereof, this Agreement shall automatically be extended for an additional 12 months from the then scheduled expiration date.

2. Duties.

(a) During the Employment Term, the Executive shall serve in an executive capacity as the President and Chief Executive Officer of the Company. The Executive shall be a voting member of the Board on the Effective Date, and the Board shall propose the Executive for re-election to the Board throughout the Employment Term. The Executive shall perform the duties and responsibilities customarily exercised by an individual serving in those positions in a corporation of the size and nature of the Company. In performing such duties hereunder, the Executive will report directly to the Board of Directors of the Company (the “Board”). The Executive shall devote all his business time, attention and skill to the performance of such duties, services and responsibilities, and will use his best efforts to promote the interests of the Company. Notwithstanding the foregoing, the Executive may (i) serve as a director, trustee or officer or otherwise participate in not-for- profit educational, welfare, social, religious and civic organizations, (ii) continue to serve as a director of any for-profit business or investment group where currently serving as of the Effective Date or, with the prior consent of the Board, serve as a director of any for-profit business that is not a competitor, and (iii) acquire passive investment interests in one or more entities, to the extent that such other activities do not inhibit or interfere with the performance of the Executive’s duties under this Agreement, or to the knowledge of the Executive conflict in any material way with the business or policies of the Company.

(b) During the Employment Term, the Executive’s principal location of employment shall be at the Company’s executive offices in Northern Virginia, except for customary business travel on behalf of the Company and its affiliates. Involuntary relocation demands will be equivalent to termination without cause at the option of the Executive.

(c) Upon any termination of the Executive’s employment with the Company, the Executive shall be deemed to have resigned from all other positions he then holds as an employee or director or other independent contractor of the Company or any of its subsidiaries or affiliates, unless otherwise agreed by the Company and the Executive.

3. Base Salary; Bonus.

(a) During the Employment Term, in consideration of the performance by the Executive of the Executive’s obligations during the Employment Term (including any service in any position with any subsidiary or affiliate of the Company), the Company shall pay the Executive a base salary (the “Base Salary”) at an annual rate of $540,000. This Base Salary may be increased, but not decreased, by the Board in its sole and absolute discretion. Base Salary shall be payable in monthly or more frequent installments in accordance with the Company’s then current practices and policies with respect to senior executives

(b) During the Employment Term, in addition to the payments of the Base Salary set forth above, the Executive shall be eligible to receive, in respect of each calendar year during which the Employment Term is in effect, a performance-based cash bonus of 50% of Base Salary (the “Target Bonus”) based on achievement of goals established with respect to each calendar year by the Compensation Committee of the Board. The Board, based upon the recommendation of the Compensation Committee, may, in its discretion, pay the Executive a bonus in addition to, or in excess of, any bonus payable under this Section 3(b).

4. Benefits.

(a) During the Employment Term, the Executive shall be entitled to participate in the employee benefit plans, policies, programs, perquisites and arrangements now existing or established hereafter, as may be amended from time to time, that are provided generally to similarly situated employees of the Company to the extent the Executive meets the eligibility requirements for any such plan, policy, program, perquisite or arrangement.

(b) The Company shall pay or reimburse the Executive for all reasonable travel, entertainment and other business expenses actually incurred or paid by the Executive in carrying out the Executive’s duties, services and responsibilities under this Agreement during the Employment Term. The Executive shall comply with the terms of any expense reimbursement policy adopted after the date hereof that is applicable to executive officers of the Company.

(c) During the Employment Term, the Executive shall be covered under any directors and officers liability insurance policy maintained by the Company.

(d) During the Employment Term, the Executive shall be eligible to participate in all short-term and long-term incentive, stock option, restricted stock, performance unit, savings, retirement and welfare plans, pension, profit-sharing, or similar plan or program, and programs applicable generally to employees and/or other senior executives of the Company and in any group insurance, hospitalization, medical, dental, accident, disability or similar plan or program of the Company now existing or established hereafter to the extent that the Executive is eligible under the general provisions thereof. In addition, during the Employment Term, the Executive shall be entitled to receive other benefits generally available to all senior executives of the Company to the extent the Executive is eligible under the general provisions thereof.

5. Equity Compensation.

(a) The Company hereby agrees to grant the Executive as soon as reasonably practicable after the Effective Date the number of shares of common stock, par value $0.01 per share (“Stock”) of the Company equal to 185,441 plus the number of shares equal to (A) the product of (i) the excess, if any, of the fair market value of a share of Stock as determined by the Board (the “FMV”) on the date of grant of the Restricted Stock Award over $20.97 and (ii) 185,441, (B) divided by two times the FMV of a share of Stock on the date of grant of the Restricted Stock Award (the “Restricted Stock Award”). Such shares of Stock shall be restricted from transfer and subject to forfeiture until they are vested as provided herein. Fifty percent

(50%) of the shares of Stock subject to the Restricted Stock Award shall vest ratably on each of the first three anniversaries of its date of grant if the Executive is then employed by the Company. The remaining 50% of the shares of Stock subject to the Restricted Stock Award shall vest ratably on each of the first three anniversaries of its date of grant if the Executive is then employed by the Company and if the Compensation Committee of the Board determines that the Company has achieved the applicable provisions of its business plan. The Compensation Committee may, in its sole discretion, elect to vest all or a portion of the Restricted Stock Award if the Company fails to achieve the applicable provisions of its business plan.

(b) The Company hereby agrees to grant the Executive as soon as reasonably practicable after the Effective Date options to purchase 370,882 shares of Stock of the Company (the “Option Award”). The per share exercise price of 50% of the shares of Stock subject to the Option Award (the “First Tranche”) shall be the greater of $20.97 and the FMV of a share of Stock on the date of grant of the Option Award. The per share exercise price of the remaining 50% of the shares of Stock subject to the Option Award (the “Second Tranche”) shall be $31.46. Fifty percent (50%) of each of the First Tranche and Second Tranche shall vest and become exercisable ratably on each of the first three anniversaries of its date of grant if the Executive is then employed by the Company. The remaining 50% of each of the First Tranche and Second Tranche shall vest and become exercisable ratably on each of the first three anniversaries of its date of grant if the Executive is then employed by the Company and if the Compensation Committee of the Board determines that the Company has achieved the applicable provisions of its business plan. In no event may any portion of the Option Award be exercised more than seven years after its date of grant. The Compensation Committee may, in its sole discretion, elect to vest all or a portion of the Option Award if the Company fails to achieve the applicable provisions of its business plan.

(c) Except as otherwise provided herein, any unvested portion of the Restricted Stock Award and/or Option Award shall immediately be forfeited upon the Executive’s termination of employment. Except as provided in Section 8(b), vested options shall remain exercisable for 90 days following the Executive’s termination of employment for any reason and shall thereafter immediately expire; provided that if the Executive’s employment is terminated due to death or Disability, the vested portion of the Option Award shall remain exercisable for the shorter of the one year period following the Executive’s applicable Date of Termination and the remainder of its original term. In addition, any portion of the Restricted Stock Award and/or Option Award that does not vest on a scheduled vesting date because the Compensation Committee of the Board fails to determine that the Company has achieved the applicable provisions of its business plan shall be immediately forfeited and canceled unless the Compensation Committee, in its sole discretion, elects to nevertheless vest all or a portion of any such award. Upon a Change in Control of the Company, the unvested portion of the Restricted Stock Award and Option Award then held by the Executive shall become fully vested and (in the case of Option Award) exercisable.

(d) The number of shares of Stock subject to the Executive’s Option Award shall be adjusted in a manner determined by the Board in good faith to be equitable to reflect the dilutive effects of extraordinary dividends made by the Company. The outstanding shares of Stock subject to the Restricted Stock Award shall be entitled to any such extraordinary dividend; provided that the Executive’s receipt of such dividend shall be subject to the same vesting conditions as are applicable to the underlying Restricted Stock Award. To the extent not inconsistent with the terms hereof, the terms of the Restricted Stock Award and Option Award shall be similar to those of similar awards made to the Company’s employees generally.

6. Termination of the Employment Term.

(a) The Executive’s employment with the Company and the Employment Term shall terminate upon the earliest to occur of:

(i) the death of the Executive;

(ii) the termination of the Executive’s employment by the Company by reason of the Executive’s Disability;

(iii) the termination of the Executive’s employment by the Company for Cause or without Cause;

(iv) the termination of the Executive’s employment by the Executive without Good Reason upon 60 days written notice or for Good Reason in accordance with this Agreement; and

(v) the expiration of the Employment Term.

(b) For purposes of this Agreement, the following terms shall have the following meanings:

(i) “Cause” shall mean that the Board has made a good faith determination, after providing the Executive with reasonably detailed written notice and a reasonable opportunity to be heard on the issues at a Board meeting, that any of the following has occurred:

(1) the willful and continued failure by the Executive to substantially perform his material duties to the Company (other than due to mental or physical disability) after written notice from the Company;

(2) the Executive has engaged in misconduct that has resulted in demonstrable damage to the business or reputation of the Company or its subsidiaries;

(3) the Executive has been convicted of, or pleaded nolo contendere to, a misdemeanor involving moral turpitude or a felony;

(4) the Executive has engaged in fraud against the Company or misappropriated Company property (other than incidental property); or

(5) the Executive has materially violated any policy of the Company or its subsidiaries, including any code of conduct applicable to senior executives of the Company or members of the Board.

(6) “Cause” does not include the non-renewal of this Agreement at the conclusion of its Employment Term or upon any extension thereof.

(ii) “Change in Control” of the Company shall mean:

(1) any “person” (as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or “group” (as such term is used in Section 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as such term is used in Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the Voting Stock of the Company; provided that this clause (1) shall not apply with respect to a stockholder of the Company who beneficially owns more than 50% of the Voting Stock of the Company on the Effective Date;

(2) all or substantially all of the assets or business of the Company are disposed of pursuant to a merger, consolidation or other transaction unless, immediately after such transaction, the stockholders of the Company immediately prior to the transaction own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Company prior to such transaction more than 50% of the Voting Stock of the company surviving such transaction or succeeding to all or substantially all of the assets or business of the Company or the ultimate parent company of such surviving or successor company if such surviving or successor company is a subsidiary of another entity (there being excluded from the number of shares held by such stockholders, but not from the Voting Stock of the combined company, any shares received by affiliates of such other company in exchange for stock of such other company);

(3) a majority of the Board consists of individuals other than Incumbent Directors, which term means the members of the Board on the Effective Date or, if any such individual is no longer a member of the Board, any successor to any such individual (or to any successor to any such individual) if the election or nomination for election of such individual or successor was approved by a majority of the directors who then comprised the Incumbent Directors;

(4) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets if such plan of liquidation will result in the winding-up of the business of the Company; or

(5) the consummation of any merger, consolidation or other similar corporate transaction unless, immediately after such transaction, the stockholders of the Company immediately prior to the transaction own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Company prior to such transaction more than 50% of the Voting Stock of the company surviving such transaction or its ultimate parent company if such surviving company is a subsidiary of another entity (there being excluded from the number of shares held by such stockholders, but not from the Voting Stock of the combined company, any shares received by affiliates of such other company in exchange for stock of such other company).

For purposes of this definition, “the Company” shall include any entity that succeeds to all or substantially all of the business of the Company; “Voting Stock” shall mean securities of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation; and references to ownership of “more than 50% of the Voting Stock” shall mean the ownership of shares of Voting Stock that represent the right to exercise more than 50% of the votes entitled to be cast in the election of directors of a corporation.

(iii) “Disability” of the Executive shall have occurred if, as a result of the Executive’s incapacity due to physical or mental illness as determined by a physician selected by the Executive, and reasonably acceptable to the Company, the Executive shall have been substantially unable to perform his duties hereunder for six consecutive months, or for an aggregate of 180 days during any period of twelve consecutive months.

(iv) “Good Reason” shall mean the occurrence, without the Executive’s express prior written consent, of any one or more of the following:

(1) a material diminution of, or material reduction or material adverse alteration in, the Executive’s positions, titles, duties, or responsibilities from, or the assignment to the Executive of duties inconsistent with, those set forth in Section 2(a) (or as subsequently amended with the consent of the Executive);

(2) a material breach of the Agreement by the Company that continues after the reasonable notice and opportunity to cure;

(3) a reduction by the Company of the Executive’s Base Salary or Target Bonus;

(4) removal without Cause as voting member of the Board; and

(5) involuntary relocation to a principal location of employment outside of Northern Virginia.

The parties specifically agree that the occurrence of a Change in Control shall not, by itself, constitute “Good Reason” and that Good Reason shall exist after a Change in Control only if the Company affirmatively takes actions that satisfy one of the events described above.

7. Termination Procedures.

(a) Notice of Termination. Any termination of the Executive’s employment by the Company or by the Executive during the Employment Term (other than pursuant to Sections 6(a)(i) and 6(a)(v)) shall be communicated by written Notice of Termination to the other party. For purposes of this Agreement, a “Notice of Termination” shall mean a notice indicating the specific termination provision in this Agreement relied upon and setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under that provision.

(b) Date of Termination. For purposes of this Agreement, “Date of Termination” shall mean (i) if the Executive’s employment is terminated by his death, the date of his death, (ii) if the Executive’s employment is terminated pursuant to Section 6(a)(ii), 30 days after the date of receipt of the Notice of Termination (provided that the Executive does not return to the substantial performance of his duties on a full-time basis during such 30-day period), (iii) if the Executive’s employment is terminated pursuant to Section 6(a)(v), the date of expiration of the Employment Term, and (iv) if the Executive’s employment is terminated for any other reason, the date on which a Notice of Termination is given or any later date (within 30 days after the giving of such notice) set forth in such Notice of Termination.

8. Termination Payments.

(a) Upon any termination of the Executive’s employment, he shall be entitled to payment of any earned but unpaid portion of the Base Salary, bonus, benefits and unreimbursed business expenses, in each case with respect to the period ending on the Date of Termination.

(b) In addition to the payments and benefits provided in Section 8(a), if the Executive’s employment is terminated (x) by the Company without Cause (other than due to death or Disability), (y) by the Executive for Good Reason, or (z) by the Executive immediately after the expiration of the Agreement due the Company’s provision of a Non-Renewal Notice, (i) the Executive shall vest in the portion of the Restricted Stock Award or Option Award, if any, that were otherwise scheduled to vest during the 12-month period following the Executive’s Date of Termination (with the vested portion of the Option Award remaining exercisable for the shorter of the one year period following the Executive’s Date of Termination and the remainder of the original term), (ii) the Company shall pay the Executive the Severance Payments and (iii) the Company shall provide the Executive with continued medical coverage at active-employee rates for two years or, if earlier, until the Executive receives subsequent employer-provided coverage. For purposes of this Section 8(b), “Severance Payments” for (x) and (y) above shall mean 24 monthly payments commencing on the first day of the first month after the Executive’s Date of Termination in an amount equal to 1/12 the sum of the Executive’s Base Salary and Target Bonus, in each case as in effect on the Executive’s Date of Termination and the “Severance Payment” for (z) above shall mean 12 monthly payments commencing on the first day of the first month after the Executive’s Date of Termination in an amount equal to 1/12 the sum of the Executive’s Base Salary and Target Bonus, in each case, as in effect on the Executive’s Date of Termination.

Payment of the Severance Pay shall be conditioned upon the Executive’s execution and delivery of an irrevocable general release in form satisfactory to the Company and the Executive.

9. Confidential Information; Noncompetition; Nonsolicitation; Nondisparagement.

(a) Confidential Information. Except as may be required or appropriate in connection with his carrying out his duties under this Agreement, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or any legal process, or as is necessary in connection with any adversarial proceeding against the Company (in which case the Executive shall cooperate with the Company in obtaining a protective order at the Company’s expense against disclosure by a court of competent jurisdiction), communicate, to anyone other than the Company and those designated by the Company or on behalf of the Company in the furtherance of its business or to perform his duties hereunder, any trade secrets, confidential information, knowledge or data relating to the Company, its affiliates or any businesses or investments of the Company or its affiliates, obtained by the Executive during the Executive’s services to the Company that is not generally available public knowledge (other than by acts by the Executive in violation of this Agreement).

(b) Noncompetition. During the Employment Term and until the second anniversary of the Executive’s Date of Termination (the “Non-Compete Period”), the Executive shall not engage in or become associated with any Competitive Activity. For purposes of this Section 9(b), a “Competitive Activity” shall mean any business that directly competes to a significant degree with all or any substantial part of any of the businesses of the Company or its subsidiaries in any state in which the Company or its subsidiaries has significant business operations. The Executive shall be considered to have become “associated with a Competitive Activity” if he becomes involved as an owner, employee, officer, director, independent contractor, agent, partner, advisor, or in any other capacity calling for the rendition of the Executive’s personal services, with any individual, partnership, corporation or other organization that is engaged in a Competitive Activity and his involvement relates to a significant extent to the Competitive Activity of such entity; provided, however, that the Executive shall not be prohibited from (a) owning less than two percent of any publicly traded corporation, whether or not such corporation is in competition with the Company or (b) serving as a director of a corporation or other entity the primary business of which is not a Competitive Activity. If, at any time, the provisions of this Section 9(b) shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 9(b) shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and the Executive agrees that this Section 9(b) as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein. Until the second anniversary of the Executive’s Date of Termination, the Executive shall be required to provide a copy of this Section 9 to any person or entity with respect to which the Executive may become associated in any capacity.

Notwithstanding the foregoing, the Non-Compete Period for purposes of this Section 9(b) shall end on the first anniversary of the Executive’s Date of Termination if the Executive voluntarily terminates employment immediately after the expiration of the Agreement due to the Company’s provision of a Non-Renewal Agreement. Notwithstanding the foregoing, the Executive may request that the Board consent to the waiver of the application of this Section 9(b) with respect to the Executive’s association during the Non-Compete Period with any cable television company that is not in direct competition (as determined in good faith by the Board) with any actual or planned operations of the Company or its affiliates. If the Board so consents (which such consent shall not unreasonably be withheld), the Company shall immediately be released from any obligation to make Severance Payments to the Executive and all Company obligations under Section 8(b)(iii) shall immediately terminate.

(c) Nonsolicitation. During the Employment Term, and for 24 months after the Executive’s Date of Termination, the Executive shall not, directly or indirectly, (1) solicit for employment by other than the Company any person (other than any personal secretary or assistant hired to work directly for the Executive) employed by the Company or its affiliated companies as of the Date of Termination, (2) solicit for employment by other than the Company any person known by the Executive (after reasonable inquiry) to be employed at the time by the Company or its affiliated companies as of the date of the solicitation or (3) solicit any customer or other person with a business relationship with the Company or any of its affiliated companies to terminate, curtail or otherwise limit such business relationship.

(d) Non-disparagement. During the Employment Term, and for 24 months after the Executive’s Date of Termination, each Party shall not, directly or indirectly, make or publish any disparaging statements (whether written or oral) regarding the Company or any of its affiliated companies or businesses, or the affiliates, directors, officers, agents, principal stockholders or customers of any of them.

(e) Injunctive Relief. In the event of a breach or threatened breach of this Section 9, each party agrees that the non-breaching party shall be entitled to injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, the parties acknowledging that damages would be inadequate and insufficient.

10. Reimbursement of Legal Fees. The Company shall reimburse the Executive for all reasonable legal fees and expenses incurred in connection with the negotiation and defense of this Agreement up to a maximum of $25,000.

11. Dispute Resolution. Except as set forth in Section 9(e), any controversy or claim arising out of or relating to this Agreement or the making, interpretation or breach thereof shall be settled by arbitration in New York City, New York by three arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof, and any party to the arbitration may institute proceedings in any court having jurisdiction for the specific performance of any such award. The powers of the arbitrator shall include, but not be limited to, the awarding of injunctive relief.

12. Representations. The Executive represents and warrants that (i) he is not subject to any contract, arrangement, policy or understanding, or to any statute, governmental rule or regulation, that in any way limits his ability to enter into and fully perform his obligations under this Agreement and (ii) he is not otherwise unable to enter into and fully perform his obligations under this Agreement.

13. Successors; Binding Agreement.

(a) Company’s Successors. No rights or obligations of the Company under this Agreement may be assigned or transferred, except that the Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” shall include any successor to its business and/or assets (by merger, purchase or otherwise) which executes and delivers the agreement provided for in this Section 13 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

(b) Executive’s Successors. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to payments or benefits hereunder, which may be transferred only by will or the laws of descent and distribution. Upon the Executive’s death, this Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive’s beneficiary or beneficiaries, personal or legal representatives, or estate, to the extent any such person succeeds to the Executive’s interests under this Agreement. If the Executive should die following his Date of Termination while any amounts would still be payable to his hereunder if he had continued to live, all such amounts unless otherwise provided herein shall be paid in accordance with the terms of this Agreement to such person or persons so appointed in writing by the Executive, or otherwise to his legal representatives or estate.

14. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered either personally or by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive, at his residence address most recently filed with the Company; and

If to the Company, at is then current corporate headquarters, attention: General Counsel or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

15. Modification; Waiver. No provision of this Agreement may be amended, modified, or waived unless such amendment or modification is agreed to in writing and signed by the Executive and by a duly authorized officer of the Company, and such waiver is set forth in writing and signed by the party to be charged. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

16. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

18. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements including the Consulting Agreement, promises, covenants, arrangements, communications, representations and warranties, whether oral or written, by any officer, employee or representative of any party hereto in respect of such subject matter.

19. Withholding. All payments hereunder shall be subject to any required withholding of federal, state and local taxes pursuant to any applicable law or regulation.

20. Section Headings. The section headings in this Agreement are for convenience of reference only, and they form no part of this Agreement and shall not affect its interpretation.

21. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without regard to its conflicts of law principles. Each of the parties agrees that if any dispute is not resolved by the parties pursuant to Section 11, such dispute shall be resolved only in the courts of the State of New York sitting in the County of New York or the United States District Court for the Southern District of New York and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, each of the parties irrevocably and unconditionally (a) submits for itself in any Proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York sitting in the County of New York, the court of the United States of America for the Southern District of New York, and appellate courts having jurisdiction of appeals from any of the foregoing, and agrees that all claims in respect of any such Proceeding shall be heard and determined in such New York State court or, to the extent permitted by law, in such federal court; (b) consents that any such Proceeding may and shall be brought in such courts and waives any objection that it may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (c) waives all right to trial by jury in any Proceeding

(whether based on contract, tort or otherwise) arising out of or relating to this Agreement, or its performance under or the enforcement of this Agreement; (d) agrees that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address as provided in Section 14; and (e) agrees that nothing in this Agreement shall affect the right to effect service of process in any other manner permitted by the laws of the State of New York.

22. Additional Payments.

(a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution in the nature of compensation (within the meaning of Section 280G(b)(2) of the Code) to or for the benefit of the Executive, whether paid or payable pursuant to this Agreement (including, without limitation, the accelerated vesting of equity awards held by the Executive) (collectively, the “Company Payments”), would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the amount of such Company Payments shall be automatically reduced to an amount one dollar less than the amount that would subject the Executive to such Excise Tax (the “Safe Harbor Limit”); provided that if the Company Payments exceed the Safe Harbor Limit by more than 10% of the Safe Harbor Limit, then the Executive shall instead be entitled to receive an additional payment (the “Gross-Up Payment”) in an amount such that, after payment by the Executive of all taxes (and any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the payments.

(b) All determinations required to be made under this Section 22, including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized accounting firm selected by the Company (the “Accounting Firm”). The Accounting Firm shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 22, shall be paid by the Company to the Executive within 15 days of the receipt of the Accounting Firm’s determination. Absent manifest error, any determination by the Accounting Firm shall be binding upon the Company and the Executive.

(c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable, but no later than ten business days after the Executive is informed in writing of such claim. The Executive shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which the Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the

Company notifies the Executive in writing prior to the expiration of such period that the Company desires to contest such claim, the Executive shall:

(i) give the Company any information reasonably requested by the Company relating to such claim,

(ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

(iii) cooperate with the Company in good faith in order effectively to contest such claim, and

(iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest, and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 22, the Company shall control all proceedings taken in connection with such contest, and, at its sole discretion, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the applicable taxing authority in respect of such claim and may, at its sole discretion, either pay the tax claimed to the appropriate taxing authority on behalf of the Executive and direct the Executive to sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that, if the Company pays such claim and directs the Executive to sue for a refund, the Company shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties) imposed with respect to such payment or with respect to any imputed income in connection with such payment; and provided, further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company’s control of the contest shall be limited to issues with respect to which the Gross-Up Payment would be payable hereunder, and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

(d) If, after the receipt by the Executive of a Gross-Up Payment or payment by the Company of an amount on the Executive’s behalf pursuant to this Section 22, the Executive becomes entitled to receive any refund with respect to the Excise Tax to which such Gross-Up Payment relates or with respect to such claim, the Executive shall promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after payment by the Company of an amount on the Executive’s behalf pursuant to this Section 22, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then the amount of such payment shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

(e) Notwithstanding any other provision of this Section 22, the Company may, in its sole discretion, withhold and pay over to the Internal Revenue Service or any other applicable taxing authority, for the benefit of the Executive, all or any portion of any Gross-Up Payment, and the Executive hereby consents to such withholding and payment.

23. Beneficiaries. Whenever this Agreement provides for any payment to the Executive’s estate, such payment may be made instead to such beneficiary or beneficiaries as the Executive may designate by written notice to the Company. The Executive shall have the right to revoke any such designation and to redesignate a beneficiary or beneficiaries by written notice to the Company (and to any applicable insurance company) to such effect.

24. No Offset. Neither the Company nor the Executive shall have any right to offset any amounts owed by one party hereunder against amounts owed or claimed to be owed to such party, whether pursuant to this Agreement or otherwise, and the Company and the Executive shall make all the payments provided for in this Agreement in a timely manner.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

RCN CORPORATION

By:	/s/ Theodore H. Schell
	Name:	Theodore H. Schell
	Title:	Director

/s/ Peter D. Aquino
Peter D. Aquino